EXHIBIT 16.6

                             SHARE PLEDGE AGREEMENT


THIS AGREEMENT made as of the 31st day of March, 2004.


BETWEEN:
                               BIO-ONE CORPORATION

                                   ("BIO-ONE")

                                                                 THE FIRST PARTY

AND:
                           INTERACTIVE NUTRITION INC.

                                     ("INI")

                                                                THE SECOND PARTY

AND:
                    INTERACTIVE NUTRITION INTERNATIONAL INC.

                                    ("INII")

                                                                 THE THIRD PARTY


WHEREAS:

           (1) Bio-One and INII are indebted to INI pursuant to a Convertible Promissory Note dated the date hereof (the "Promissory Note");

           (2) Bio-One has agreed with INI to pledge to INI the securities described below as continuing collateral security for the payment and performance of Bio-One's payment obligations under the Promissory Note (the "Obligations").

FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1.         TERMINOLOGY

           All terms not otherwise defined in this Agreement shall have the respective meanings attributed thereto in the Promissory Note.

2.         PLEDGE

           BIO-ONE hereby mortgages, charges, hypothecates, pledges, grants a security interest in and delivers to the solicitors for INI (the "Escrow Agent") the securities listed below, and any substitutions therefor, additions thereto and proceeds thereof, and all rights and claims of BIO-ONE in respect of the same or evidenced thereby (collectively, subject to SECTION 9, the "Securities"):
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                  SECURITY AND ISSUER                                  NUMBER
                  -------------------                                  ------

                  Class A Common Shares of INII                          20

           to be held by the Escrow Agent as continuing collateral security for the due and punctual payment of the Obligations.

3.         COVENANTS OF INII

           INII hereby covenants and represents that the Securities are free and clear of any encumbrances or liens and that all necessary approvals have been obtained for the grant of security interest contemplated herein. INII further covenants that it shall do all acts necessary to fulfill the intention of this Agreement including, without limiting the generality of the foregoing, delivering upon the Escrow Agent's written confirmation of an Event of Default a share certificate registered in the name of INI.

4.         ENFORCEMENT

           In the event of: (a) a default in payment of any of the Obligations and a continued default for at least fifteen (15) days following receipt by Bio-One of a demand for payment by INI (an "Event of Default"); and (b) a determination by INI to enforce its rights under this Agreement, the Escrow Agent may, without notice to BIO-ONE or advertisement, cause all or any of the Securities to be realized, collected, sold, transferred and delivered by INI in such manner as may seem to be advisable to it, or may exercise and enforce all rights of a holder of the Securities. For the purposes of the foregoing rights and remedies all requirements relating thereto and prescribed by law or otherwise are hereby waived; however, INI shall not be bound to exercise any such rights and remedies and shall not be liable for any loss which may be occasioned by any failure so to do. The proceeds of disposition of any of the Securities, after deduction of all expenses, shall be applied to the Obligations and the balance, if any, shall be paid to BIO-ONE or as a court of competent jurisdiction may otherwise direct.

5.         EXPENSES OF ENFORCEMENT

           INI may charge on its own behalf and also pay to others sums for expenses incurred and for services rendered (expressly including fees and out-of-pocket expenses for legal services) in connection with realizing, collecting, selling, transferring or obtaining payment of the Securities or any part thereof and may deduct the amount of such

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           sums from the proceeds thereof. The balance of such proceeds shall be applied on account of such parts of the Obligations as to INI seems best, without prejudice to INI's claims, if any, against BIO-ONE for any deficiency.

6.         ENFORCEABILITY

           This Agreement shall continue and remain in full force and effect until satisfaction in full of the Obligations. This Agreement shall be unconditional, irrespective of the validity, regularity or enforceability of the Promissory Note and any documents delivered in connection with the Agreement (or any of them) and shall not be affected by any action taken or any remedy conferred thereunder or under this Agreement, or by law, equity or otherwise.

7.         OTHER SECURITY

           This Agreement shall be in addition to and shall not in any way prejudice or affect any collateral or other securities now or hereafter held by INI for all or any part of the Obligations.

8.         DUTY OF CARE IN KEEPING SECURITIES

           The Escrow Agent shall be bound to exercise in the keeping of the Securities only the same degree of care as it would exercise with respect to its own securities kept at the same place.

9.         ALTERATION IN FORM OF THE SECURITIES

           In the event of any consolidation, subdivision, reclassification, stock dividend or similar increase, decrease or alteration of the capital of any issuer of one or more of Securities, the term "Securities" shall be deemed to refer to the securities described in
           SECTION 2, as increased, decreased, amended or supplemented and to moneys delivered to the Escrow Agent pursuant to SECTION 9. BIO-ONE will, forthwith upon receipt, deliver to the Escrow Agent any share certificates issued in replacement for or in addition to the share certificates delivered under this Agreement.

10.        DEALING WITH SECURITIES

           Until the occurrence of an Event of Default and a determination by INI to enforce the rights granted to it under this Agreement, BIO-ONE shall be entitled to vote the Securities and to receive all cash dividends with respect thereto. Any other moneys which may be received by BIO-ONE for or in respect of the Securities shall be received as trustee for INI and shall forthwith be paid over to the Escrow Agent and be held by the Escrow Agent pursuant to the mortgage, charge, hypothecation, pledge and grant of security interest herein. INI agrees that it will not require the Securities to be registered in its name or in the name of a nominee unless and until the occurrence of an Event of Default and the determination by INI to enforce the rights granted to it under this Agreement.

11.        BENEFICIAL OWNERSHIP OF SECURITIES

           Without in any way derogating from the validity and enforceability of the mortgage charge, hypothecation, pledge and grant of security interest described in this Agreement, and the rights and remedies of INI with respect thereto, until the occurrence of an Event of Default and the determination of INI to enforce its rights under this Agreement, BIO-ONE shall be the beneficial owner of the Securities.

12.        GENERAL CONTRACT PROVISIONS

           (1) Unless the context requires otherwise, words importing the singular number shall include the plural and vice versa, words importing the masculine gender shall include the feminine and neuter genders and vice versa, and words importing persons shall include individuals, partnerships, associations, trusts, unincorporated organizations and corporations and vice versa.

           (2) Each party shall sign such other documents and do and perform such other acts as may, in the reasonable opinion of counsel for the other party, be necessary or desirable in order to give full effect to this Agreement.

           (3) This Agreement shall enure to the benefit of and be binding upon the respective heirs, executors, administrators, successors and assigns of the parties, provided that BIO-ONE shall not assign its rights or obligations under this Agreement without the prior written consent of INI.

           (4) The parties expressly agree that in all respects pertaining to this Agreement and its subject matter their rights, obligations and remedies shall be governed exclusively by the terms of this Agreement and that this Agreement supersedes any prior understandings and agreements between them with respect to its subject matter. There are no representations, warranties, terms, conditions, undertakings or collateral agreements, express, implied or statutory, between the parties other than as expressly made in this Agreement.

           (5) Any finding that a provision of this Agreement is invalid or unenforceable shall apply only to such provision.

           (6) Any demand, notice, request or other communication to be given in connection with this Agreement shall be given in writing and by delivery addressed to the recipient as provided in the Share Purchase Agreement dated the date

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                    hereof between the parties and shall be conclusively deemed to have been given and received when so delivered, provided that delivery actually made on a day after normal business hours shall be deemed to have been made at the commencement of the next business day.

           (7) This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

           (8) Any references in this Agreement to any law, by-law, rule, regulation, order or act of any government, governmental body or other regulatory body, in whatever form, shall be construed as a reference to it as amended or re-enacted from time to time or as a reference to any successor to it.

           (9) All references in this Agreement to sections are references to sections of this Agreement unless otherwise provided.

           (10) BIO-ONE acknowledges that it has been urged to obtain independent legal advice prior to signing this Agreement and that it has either obtained such advice or has been given adequate opportunity to obtain such advice prior to the signing of this Agreement.

IN WITNESS OF WHICH the parties have executed this Agreement.


                                               )
                                               )
                                               )     BIO-ONE CORPORATION
                                               )
                                               )     Per:
                                               )     ___________________________
                                               )     Authorized Signing Officer
                                               )
                                               )
                                               )
                                               )
                                               )     INTERACTIVE NUTRITION
                                               )     INTERNATIONAL INC.
                                               )
                                               )
                                               )     Per:
                                               )     ___________________________
                                               )     Authorized Signing Officer
                                               )